UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 7, 2007
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

One Ridgmar Centre 6500 W. Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive office)	(Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 7, 2007, Approach Resources Inc. (the “Company”), together with Neo Canyon Exploration, L.P. (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, KeyBanc Capital Markets Inc. and Tudor, Pickering & Co. Securities, Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of an aggregate of 7,666,667 shares of the Company’s common stock, including 5,605,377 shares issued and sold by the Company and 2,061,290 shares sold by the Selling Stockholder at a price of $12.00 per share ($11.16 per share, net of underwriting discount). In connection with the offering, the Company and the Selling Stockholder granted the Underwriters an option to purchase up to an aggregate of 1,150,000 additional shares at the same price to cover over-allotments.
     In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     A copy of the Underwriting Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007 and is incorporated herein by reference.
     The description of the Contribution Agreement and the Registration Rights Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     As described in the final prospectus dated November 7, 2007 and filed on November 8, 2007 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”) of the Company, immediately before the closing of the Company’s initial public offering on November 14, 2007, the Company acquired all of the outstanding capital stock of Approach Oil & Gas Inc. and acquired the 30% working interest in the Ozona Northeast field that the Company did not already own from Neo Canyon Exploration, L.P. (the “Neo Canyon Interest”), pursuant to the contribution agreement by and among the Company, Approach Oil & Gas Inc., Neo Canyon Exploration, L.P, the stockholders of Approach Oil & Gas Inc., the general partner of Neo Canyon Exploration, L.P., Lubar Equity Fund, LLC and Yorktown Energy Partners VII, L.P., dated June 29, 2007 (the “Contribution Agreement”). Upon the closing of the transactions contemplated by the Contribution Agreement, Neo Canyon Exploration, L.P. and each of the stockholders of Approach Oil & Gas Inc. received shares of the Company’s common stock in exchange for their respective contributions. Neo Canyon Exploration, L.P. received an aggregate of 4,239,243 shares of the Company’s common stock, of which 2,061,290 shares were offered in the initial public offering, 156,805 shares were subject to the over-allotment option granted to the Underwriters and 2,021,148 shares were redeemed by the Company. The stockholders of Approach Oil & Gas Inc. received an aggregate of 989,157 shares of the Company’s common stock.
     The Company determined the purchase price for the Approach Oil & Gas Inc. and Neo Canyon Exploration, L.P. contributions based on a formula that compared the discounted future net cash flows attributable to their contributions with the discounted future net cash flows of the combined oil and gas reserves of the Company, Approach Oil & Gas Inc. and the Neo Canyon Interest. The Company’s management made such comparison using January 1, 2007 reserve data priced using forward strip gas prices at March 31, 2007. Based on this comparison, the Company determined the number of shares to be issued to Approach Oil & Gas Inc. and Neo Canyon Exploration, L.P. in exchange for the contributions made by them pursuant to the Contribution Agreement.
     Each of Yorktown Energy Partners V, L.P. and Yorktown Energy Partners VI, L.P. were stockholders of Approach Oil & Gas Inc. prior to the completion of the Company’s initial public offering. Yorktown Energy Partners V, L.P. was a majority stockholder of the Company prior to the completion of the Company’s initial public offering. Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P. and Yorktown Energy Partners VII, L.P. are affiliated funds and each is affiliated with Bryan H. Lawrence, who serves as the chairman of the Board of Directors of the Company. Lubar Equity Fund, LLC is an affiliate of Sheldon B. Lubar, who serves as a member of the Company’s Board of Directors.

     A copy of the Contribution Agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 12, 2007 and is incorporated herein by reference.
     As described in the Prospectus, in connection with the Contribution Agreement and certain other transactions, the Company entered into a registration rights agreement, dated November 14, 2007 with the parties to the Contribution Agreement and the other investors party thereto (the “Registration Rights Agreement”) under which such parties have certain demand and piggyback registration rights for the shares of the Company’s common stock that they own following the closing of the offering. Under the Registration Rights Agreement, each of Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P. and Yorktown Energy Partners VII, L.P. and the members of the Company’s management team have the right to require the Company to file a registration statement for the public sale of all of the shares of common stock owned by it or them any time after six months following the effective date of the registration statement of which the Prospectus formed. In addition, if the Company sells any shares of its common stock in a registered underwritten offering, each of its pre-offering stockholders has the right to include his or its shares in that offering. The underwriters of any such offering have the right to limit the number of shares to be included in such sale. The Registration Rights Agreement also provides that the Company will pay the costs and expenses, other than underwriting or brokers’ discounts and commissions, related to the registration and sale of shares by these parties that are registered pursuant to the Registration Rights Agreement. The Registration Rights Agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of these parties and the Company.
     A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this Form 8-K/A and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     In connection with the closing of the Contribution Agreement described in Item 2.01 above, the Company issued an aggregate of 5,228,400 shares of common stock on November 14, 2007 in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereunder. Such shares were issued in exchange for the capital stock of Approach Oil & Gas Inc. and the 30% working interest of Neo Canyon Exploration, L.P. in the Ozona Northeast field that the Company did not already own.
     On June 25, 2007, Yorktown Energy Partners VII, L.P. and Lubar Equity Fund, LLC loaned an aggregate of $20,000,000 to Approach Oil & Gas Inc. under two convertible promissory notes of $10,000,000 each, which notes bore interest at a rate of 7.00% per annum and had a maturity date of June 25, 2010. These notes were convertible at the election of the lender into shares of equity securities of Approach Oil & Gas Inc. at $100 per share on December 31, 2007, or earlier if the Company sold substantially all of the assets of Approach Oil & Gas Inc. or completed an initial public offering. Upon the consummation of the Company’s initial public offering, the notes were automatically converted into shares of the Company’s common stock. The number of shares of the Company’s common stock issued upon the automatic conversion of these notes was 920,631 to Yorktown Energy Partners VII, L.P. and 920,631 to Lubar Equity Fund, LLC in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereunder. The shares of common stock that were issued to Yorktown Energy Partners VII, L.P. and Lubar Equity Fund, LLC upon such automatic conversion are entitled to the same registration rights as those provided to certain holders of the Company’s common stock in connection with the Contribution Agreement.

Item 9.01.	Financial Statements and Other Exhibits.
(d)      Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement dated as of November 14, 2007, by and among Approach Resources Inc. and the investors identified therein.
[Signature page to follow]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Approach Resources Inc. (Registrant)
By:	/s/ Steven P. Smart
Steven P. Smart
Executive Vice President and Chief Financial Officer

Dated: December 3, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement dated as of November 14, 2007, by and among Approach Resources Inc. and the investors identified therein.